UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 20, 2013


                             ADVANCED CELLULAR, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Nevada                      000-54222                  42-1771506
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

    5348 Vegas Dr., Las Vegas, Nevada                              89108
(Address of Principal Executive Offices)                         (Zip Code)

                                  866-824-2112
              (Registrant's telephone number, including area code)

          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS.

     On February 20, 2013, Advanced Cellular, Inc. (the "Company") effected a 5 for 1 forward stock split of all of its issued and outstanding shares of common stock (the "Stock Split"). Shareholders of the Company holding certificated shares will be credited the additional shares upon surrender of their stock certificate to the Company's transfer agent. The Stock Split will increase the number of the Company's issued and outstanding common stock to 70,000,000, from the current 14,000,000. The Stock Split will not affect the number of the Company's authorized common stock or its par value, which remain at 100,000,000 and $0.0001 par value per share, respectively.

     In addition, as a result of the Stock Split, the Financial Industry Regulatory Authority has placed a "D" on the Company's current stock symbol "ADDUD," such "D" to be removed 20 business days from the open of business on February 20, 2013.

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
                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Advanced Cellular, Inc.,
                                          a Nevada Corporation


Dated: February 20, 2013                  /s/ Karlo Guray
                                          --------------------------------------
                                          Karlo Guray
                                          President

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